UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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 FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 22, 2016
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FMC CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	1-2376	94-0479804
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2929 Walnut Street Philadelphia, Pennsylvania		19104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 215-299-6000
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Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective December 22, 2016, the Board of Directors (the “Board”) of FMC Corporation (the “Company”) adopted amendments to the Company’s By-Laws to implement proxy access and additional administrative and conforming amendments.

A new Section 2A of Article IV of the By-Laws permits a stockholder (or a group of up to 20 stockholders) owning at least 3% of the number of the Company’s outstanding shares of common stock, continuously for at least three years, to include director nominees in the Company’s annual meeting proxy materials, provided that the stockholders and nominees satisfy the requirements specified in the By-Laws. The Company is not required to include in the proxy statement more nominees than that number of directors constituting the greater of two directors or 20% of the Board, subject to reduction in certain circumstances. The Company’s obligation to include director nominees in the Company’s annual meeting proxy materials is also subject to certain exceptions as set forth in the By-Laws. Written notice of the nomination(s) must be submitted to the Secretary of the Company at its principal executive office no earlier than 150 calendar days and no later than 120 calendar days before the anniversary of the date that the Company mailed its proxy statement for the prior year’s annual meeting of stockholders.

In addition, certain administrative and conforming amendments were made to the By-Laws.

This description is only a summary of the amendments made in the By-Laws and is qualified in its entirety by reference to the amendments to the By-Laws, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

ITEM 9.01.     Financial Statements and Exhibits.
3.1    Amendment to By-laws of FMC Corporation effective December 22, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FMC CORPORATION (Registrant)

Date: December 22, 2016	By:	S/ ANDREA E. UTECHT
Andrea E. Utecht Executive Vice President, General Counsel and Secretary